Amended and Restated Appendix A

TO OPERATING EXPENSES LIMITATION AGREEMENT

Fund	Operating Expense Limit	Effective Date

361 Absolute Alpha Fund
Class A	2.15%	10/1/12
Class I	1.90%	10/1/12

361 Long/Short Equity Fund
Class A	2.15%	12/19/11
Class I	1.90%	12/19/11

361 Managed Futures Strategy Fund
Class A	2.24%	2/1/2013
Class I	1.99%	2/1/2013

361 Global Managed Futures Strategy Fund
Class A	2.24%	02/10/14
Class I	1.99%	02/10/14

361 Global Macro Opportunity Fund
Class A	x.xx%	xx/xx/xx
Class I	x.xx%	xx/xx/xx

Agreed and accepted this ___ day of _______, 2014.
INVESTMENT MANAGERS SERIES TRUST	361 CAPITAL, LLC

By:	By:
Print Name:	Print Name:
Title:	Title: